OPPENHEIMER QUEST CAPITAL VALUE FUND, INC.

By-Laws of the Fund:   Filed with Post-Effective Amendment No. 1, 11/25/97, to
Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 333-16881) and incorporated herein by reference.


Amended By-Laws of the Fund: Filed with Post-Effective Amendment No. 1, 11/25/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 333-16881) and incorporated herein by reference.

Investment Advisory Agreement dated 2/28/97: Filed with Post-Effective Amendment No. 1, 11/25/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 333-16881) and incorporated herein by reference.


Subadvisory Agreement dated 11/5/97:    Filed with Post-Effective Amendment
No. 1, 11/25/97, to Registration Statement on Form N-1A of Oppenheimer Quest Capital Value Fund, Inc. (Reg. No. 333-16881) and incorporated herein by reference.